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                                                                    EXHIBIT 23.9

BOARD OF DIRECTORS
BARGO ENERGY COMPANY
700 LOUISIANA STREET, SUITE 3700
HOUSTON, TX 77002

GENTLEMEN:

                        CONSENT OF CHASE SECURITIES INC.


     We hereby consent to (i) the use of our opinion letter dated January 23, 2001 to the Board of Directors of Bargo Energy Company (the "Company") included in Annex B to the Proxy Statement/ Prospectus which forms a part Amendment No. 2 of the Registration Statement on Form S-4 of Bellwether Exploration Company ("Bellwether") relating to the proposed merger of the Company and Bellwether, and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            CHASE SECURITIES INC.

                                            By: /s/ JIM BOULD
                                              ----------------------------------
                                                Name: Jim Bould
                                                Title: Managing Director


April 5, 2001